UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4819 Emperor Boulevard, Suite 340

Durham, NC 27703

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on June 8, 2023 of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 16, 2023, by and among Satsuma Pharmaceuticals, Inc., a Delaware corporation (“Satsuma” or the “Company”), Shin Nippon Biomedical Laboratories, Ltd., a Japanese corporation (“Parent”) and SNBL23 Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of June 8, 2023, immediately following consummation of the Merger, the Company terminated the Company’s 2016 Equity Incentive Plan, 2019 Incentive Award Plan and 2019 Employee Stock Purchase Plan.

As previously disclosed, on November 3, 2022, the Company entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of its common stock, par value $0.0001 per share, through Virtu as its sales agent. Effective as of June 6, 2023, the Company terminated the Sales Agreement. As a result, the “at-the-market” offering facility under the Sales Agreement is no longer available for use.

A copy of the Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2022 (the “2022 Form 8-K”). The description of the Sales Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.1 to the 2022 Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 5, 2023, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) in exchange for (i) $0.91 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes and (ii) one non-transferable contractual contingent value right (a “CVR”) per Share (the consideration set forth in clauses (i) and (ii) together, the “Offer Price”).

The Offer expired at 12:00 A.M. (Eastern time) at the end of June 5, 2023. American Stock Transfer & Trust Company, LLC, in its capacity as Depositary, advised that a total of 21,979,704 Shares were validly tendered and not validly withdrawn pursuant to the Offer, which represented approximately 66.0618% of the fully-diluted capitalization of the Company as of the expiration of the Offer. In addition, Notices of Guaranteed Delivery have been delivered for 78,376 Shares, representing approximately 0.2356% of the fully-diluted capitalization of the Company as of the expiration of the Offer. Each condition to the Offer was satisfied or waived. Immediately following expiration of the Offer, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn and indicated that it will promptly pay for all such Shares consistent with the Offer to Purchase.

On June 8, 2023, following consummation of the Offer, Purchaser merged with and into the Company, with the Company surviving the merger as the Surviving Corporation. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by the Parent or Purchaser or by stockholders of the Company who had properly exercised and perfected their demands for appraisal under the DGCL) was converted into the right to receive (a) $0.91 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes and (b) one CVR.

The aggregate consideration paid by Purchaser in the Offer and Merger to purchase all outstanding Shares (other than the Shares held by the Parent or Purchaser or by stockholders of the Company who have properly exercised and perfected their demands for appraisal under the DGCL), was approximately $27.7 million. Parent provided American Stock Transfer & Trust Company, LLC, the depositary and paying agent, with the funds necessary to complete payments of consideration to Satsuma stockholders in connection with the Offer and the Merger.

In addition, as a result of the Merger, (i) each option to purchase Shares (“Company Option”) with an exercise price that was less than the Offer Price that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive, subject to the terms of the Merger Agreement, (A) an amount in cash, equal to the product obtained by multiplying (x) the number of Shares that were subject to such Company Option, by (y) the amount, if any, by which the Offer Price exceeds the per share exercise price of such Company Option, less any required withholding taxes; and (B) a CVR; and (ii) each Company Option with an exercise price greater than or equal to the Offer Price that was outstanding immediately prior to the Effective Time was terminated and cancelled immediately prior to the Effective Time in exchange for no consideration

The foregoing summary of the principal terms of the Merger Agreement does not purport to be a complete description of such agreement and the rights and obligations of the parties thereunder. The summary is qualified in its entirety to the full copy of the Merger Agreement which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on April 17, 2023 and incorporated in this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, (i) the Company notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) Nasdaq (x) halted trading in the Shares prior to market open on the morning of June 8, 2023 and thereafter suspended trading of the Shares on Nasdaq and (y) filed with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Shares be deregistered under Section 12(g) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger on June 8, 2023, Ryoichi Nagata, Shuichi Kanazashi, Shunji Haruta and Akihisa Mori became the members of the Company’s board of directors, and Ken Takanashi remained a member of the Company’s board of directors. Accordingly, each of John Kollins, Elisabeth Sandoval Little, Heath Lukatch, Michael Riebe, Mutya Harsch, Rajeev Shah, Thomas B. King and Tom Soloway ceased serving as members of the Company’s board of directors at the Effective Time. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Immediately following the Effective Time, (i) John Kollins ceased serving as President and Chief Executive Officer of the Company, and (ii) Tom O’Neil ceased serving as Chief Financial Officer of the Company. Immediately following the Effective Time, each of the following persons was appointed to the position within the Company opposite their name: (a) Ryoichi Nagata – President, and (b) Shinji Nitanda – Secretary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety as set forth in Exhibits to the Merger Agreement (the “Fifth Amended and Restated Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws were amended and restated to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (the “Amended and Restated Bylaws”).

Copies of the Fifth Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 16, 2023, among the Company, Parent and Purchaser (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 16, 2023).

3.1	Fifth Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: June 8, 2023	By:	/s/ Shinji Nitanda
Shinji Nitanda
Secretary